UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2008

Golden Cycle Gold Corporation

(Exact name of Registrant as specified in its charter)

Colorado	0-11226	84-0630963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 South Tejon, Suite 201 (Address of principal executive offices)	80906 (Zip Code)

Registrant’s telephone number, including area code:   719-471-9013

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On January 14, 2008, Golden Cycle Gold Corporation (the “Golden Cycle”) issued a press release relating to the announcement of the execution of an agreement with AngloGold Ashanti Limited (“AngloGold Ashanti”), under which the Registrant would be acquired in a transaction in which Golden Cycle’s shareholders will receive consideration consisting of 0.29 AngloGold Ashanti ADSs for each Golden Cycle share of common stock. A copy of the press release is attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.   Exhibits.

99.1	Press Release dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CYCLE GOLD CORPORATION

Date: January 14, 2008

	By:	/s/ R.Herbert Hampton
R. Herbert Hampton
President & CEO